EXHIBIT 5.1
Paris, August 4, 2010
TOTAL S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Total Capital S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Total Capital Canada Ltd.
2900, 240 – 4th Avenue S.W.
Calgary, Alberta, T2P 4H4
Canada
Dear Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate amount of debt securities (the “Debt Securities”) of TOTAL S.A., a société anonyme organized under the laws of France (“TOTAL”), guaranteed debt securities (the “Total Capital Guaranteed Securities”) of Total Capital S.A., a société anonyme organized under the laws of the Republic of France (“Total Capital”), guaranteed debt securities (the “Total Canada Guaranteed Securities”) of Total Capital Canada Ltd., a corporation incorporated under the laws of Alberta, Canada (“Total Canada”), and the related guarantees of the Total Capital Guaranteed Securities and of the Total Canada Guaranteed Securities (the “Guarantees”) by TOTAL, I, as General Counsel of TOTAL, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, I advise you that, in my opinion:
(1)	each of TOTAL and Total Capital is a société anonyme duly incorporated and validly existing under the laws of the Republic of France;

(2)	when (i) the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been duly filed and has become automatically effective under the Act, (ii) the Indenture relating to the Total Capital Guaranteed Securities has been duly authorized, executed and delivered, (iii) the terms of the Total Capital Guaranteed Securities and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon Total Capital or TOTAL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Total Capital or TOTAL, (iv) the terms of the Guarantee related to the Total Capital Guaranteed Securities have been duly established in conformity with such Indenture, (v) the Total Capital Guaranteed Securities have been duly executed and authenticated in accordance with such Indenture, (vi) the text of the Guarantee related to the Total Capital Guaranteed Securities has been endorsed on the Total Capital Guaranteed Securities as contemplated in such Indenture, and (vii) the Total Capital Guaranteed Securities have been issued and sold as contemplated in the Registration Statement:
(a)	the Total Capital Guaranteed Securities will constitute valid and legally binding obligations of Total Capital, and

(b)	the Guarantee related to the Total Capital Guaranteed Securities will constitute a valid and legally binding obligation of TOTAL;

(3)	when (i) the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been duly filed and has become automatically effective under the Act, (ii) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon TOTAL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TOTAL, (iv) the Debt Securities have been duly executed and authenticated in accordance with such Indenture, and (v) the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of TOTAL; and

(4)	when (i) the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been duly filed and has become automatically effective under the Act, (ii) the Indenture relating to the Total Canada Guaranteed Securities has been duly authorized, executed and delivered, (iii) the terms of the Total Canada Guaranteed Securities and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon Total Canada or TOTAL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Total Canada or TOTAL, (iv) the terms of the Guarantee related to the Total Canada Guaranteed Securities have been duly established in conformity with such Indenture, (v) the Total Canada Guaranteed Securities have been duly executed and authenticated in accordance with such Indenture, (vi) the text of the Guarantee related to the Total Canada Guaranteed Securities has been endorsed on the Total Canada Guaranteed Securities as contemplated in such Indenture, and (vii) the Total Canada Guaranteed Securities have been issued and sold as contemplated in the Registration Statement, the Guarantee related to the Total Canada Guaranteed Securities will constitute a valid and legally binding obligation of TOTAL.
The foregoing opinion is limited to the laws of the Republic of France in force on this date and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the State of New York upon the opinion dated August 4, 2010, of Jonathan E. Marsh, Group U.S. Counsel to TOTAL, and as to matters governed by the laws of Canada upon the opinion dated August 4, 2010 of Bennett Jones LLP, Canadian counsel to TOTAL and Total Canada, which opinions are being delivered to you by such counsels.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Total Capital Guaranteed Securities, the Total Canada Guaranteed Securities, the Guarantees and the Debt Securities and to the references to me under the caption “Validity of Securities” in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,

/s/ PETER HERBEL
Peter Herbel
General Counsel

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